UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2018

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, Captain Robert Hughes was appointed by Genco Shipping & Trading Limited (the “Company’), as the Company’s Chief Operations Officer, effective January 22, 2019. The Company announced Captain Hughes’ employment by press release on December 18, 2018.

Captain Hughes, age 43, has over 20 years of operations and leadership experience in the drybulk and broader shipping industry.  Most recently, Captain Hughes has been employed by Cargill Ocean Transportation, serving as Americas Operations and Global Technical Manager since November 2013. Prior to that, he served as Deputy Commercial Operations Manager at OSG Ship Management from 2008 to 2012 and held senior positions at Stolt-Neilsen and the U.S. Merchant Marines.  Since 1997, Captain Hughes has also held a variety of active and reservist U.S. naval positions in Asia, East Africa, Europe and the Middle East, currently serving as a Commanding Officer at Military Sealift Command in the U.S. Navy Reserve.  Captain Hughes earned a Masters in Strategic Studies from the United States Army War College, an M.B.A. from Molloy College, a diploma from the Air Force Command & Staff College and a B.A. from the United States Merchant Marine Academy.

In connection with his employment, Captain Hughes will be paid a base salary of $240,000 per year, have a target cash bonus of 65% of his salary, and be eligible for grants under the 2015 Equity Incentive Plan and to participate in other compensation plans for executive officers.

There are no arrangements or understandings between Captain Hughes and any other person pursuant to which he was selected as Chief Operations Officer. There are no family relationships between Captain Hughes and any director or executive officer of the Company, and he has not been a party to any transaction required to be disclosed pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01          Regulation FD Disclosure.

The Company today disclosed that it has contracted to sell three of its Panamax vessels, the Genco Beauty, the Genco Knight, and the Genco Vigour for an aggregate price of $19.3 million.  These vessels are the last of the 1990s-built vessels that the Company previously determined to dispose of.  The Company delivered the Genco Beauty to its purchaser on December 17, 2018.  The Company expects to deliver the Genco Knight to its purchaser by December 31, 2018 and the Genco Vigour to its purchaser by January 31, 2019.  In addition, pursuant to the Company’s previously announced sale agreements, the Company delivered the Genco Explorer on November 13, 2018 and the Genco Muse on December 5, 2015 to their respective purchasers.  After the completion of these sales, the Company expects the average age of its fleet to be reduced by nearly two years to 8.9 years. This compares to an average age of 10.7 years based on a fleet of 60 vessels prior to any sale and purchase activity that occurred in 2018.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward-looking statements contained in this press release are completion of documentation for vessel transactions and the performance of the terms thereof by buyers of vessels and us and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent reports on Form 10-Q and Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(d) Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: December 18, 2018

/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer